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                                                                   EXHIBIT 10.47

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of this 1st day of August, 2001 ("Effective Date") by and between Jayne & Associates, a California corporation ("Consultant"), and Universal Electronics Inc., a Delaware Corporation ("UEI").

                                    RECITALS

     (A) UEI is engaged in the business of (i) developing software and building and marketing pre-programmed, easy-to-use wireless control devices and chips principally for home entertainment equipment and the subscription broadcast market, including without limitation, remote control devices, combination keyboard/remotes and touch-screen remotes, (ii) licensing its patented technologies and database of infrared codes to companies selling into the cable and satellite industries and to original equipment manufacturers and (iii) selling its universal remote control products to distributors and retailers in Europe, Asia, South America and Australia under the One For All(R) brand name ("UEI Business").

     (B) Consultant's President and Chief Executive Officer, Camille Jayne ("C.J.") was UEI's former Executive Chairman of the Board and is a current member of UEI's Board of Directors and has expertise in and has intimate knowledge of UEI's Business.

     (C) UEI and Consultant desire to agree on the availability of Consultant to UEI for the rendition of consulting services by Consultant to UEI from and after the Effective Date on the terms and conditions herein contained. It is not the intention of the parties to restrict the activities of Consultant or C.J. in any of its endeavors or enterprises as long as such activities are not directly competitive with the UEI Business.

     THEREFORE, the parties, intending to be legally bound, and for the good and valuable consideration, the adequacy of which is hereby recognized by the parties agree as follows:

1. INCORPORATION. The recitals set forth above and any Exhibits hereto are incorporated herein by this reference.

2.   DEFINITIONS.

          (a) "Invention" shall mean any invention, discovery or improvement (including, without limitation, any technology, test, concept, idea, operation, product, process, method, formula, computer program or flowchart or software or firmware, data bases, technique or improvement thereof), related to a service or product of UEI being sold, developed or considered and whether or not patentable, and all know-how related thereto.


          (b) "Confidential Information" shall mean all information, whether provided orally or in writing, relating to the UEI's Business that has economic value and is not

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     generally known to others, including, but not limited to, trade secrets, proposed domain names, trade dress, software, know-how, costs, methods of business operation, business plans, business and marketing concepts, financial information, projections and data, sales information, profit data and information regarding business partners, suppliers, vendors, distributors, and customers.

          (c)  "Consulting Services" shall mean the services as defined in
     Section 4.

          (d) "Non-Solicitation Period" shall mean the time period during the Term of this Agreement.

          (e) "Work Product" shall mean information and works of authorship fixed in any tangible medium that are created in the process of providing Consulting Services to UEI hereunder or to the UEI Business, including, but not limited to, Invention and Confidential Information.

3. TERM. This Agreement shall commence on the Effective Date and shall expire on February 1, 2004, unless sooner terminated in accordance with the terms hereof ("Term").

4. CONSULTING SERVICES. During the Term of this Agreement, Consultant shall make itself available to advise and consult with UEI as to the potential move of UEI's headquarters (the "Initial Project Assignment") and to perform those services with respect to such other areas as may be agreed upon by UEI and Consultant from time to time ("Consulting Services"). During the first six (6) months of the Term of this Agreement Consultant shall render the Consulting Services without regard to the number of hours, during the next twelve (12) months of this Agreement Consultant shall render the Consulting Services for a period of no less than thirty (30) hours per month and during the last twelve
(12) months of this Agreement Consultant shall render the Consulting Services for a period of no less than twenty (20) hours and no more than thirty (30) hours per month. The Consulting Services may be rendered to UEI from time to time by telephone, letter or in person.

5. COMPENSATION. As full compensation for the availability of Consultant to render Consulting Services and for the performance of all other obligations set forth in subsection 7(b) and those subsections and Section listed in Section 12 herein, UEI shall pay to Consultant a fee in advance on the first day of each month during the term of this Agreement equal to (a) US$33,333.33 each month during the first six (6) months of this Agreement and (b) US$16,666.67 each month during the remaining twenty-four (24) months of this Agreement. The fee shall be paid each month as set forth herein so long as this Agreement has not been terminated according to its terms.

6. REIMBURSEMENT FOR BUSINESS EXPENSES. All reasonable travel, office, and other costs incurred by Consultant in connection with carrying out its Consulting Services hereunder shall be reimbursed by UEI so long as such expenses have been substantiated in accordance with reasonable commercial accounting practices; provided however, that Consultant will not incur any single expense in excess of US$1,000 without first obtaining UEI's approval.


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7.   RESTRICTIVE COVENANTS.

          (a) Consultant shall be responsible for all corporate and/or individual taxes, fees, and licenses incurred in connection with rendering Consulting Services hereunder and as otherwise incurred in connection with conducting its business; and

          (b) To protect the legitimate business interests of UEI from unfair competition by Consultant or any of its employees, Consultant during the Non-Solicitation Period, will not, directly or indirectly, (i) solicit or endeavor to entice away from UEI any person, firm, company or corporation that, on the date of this Agreement, was doing business with UEI and accounted for ten percent (10%) or more of UEI's gross revenue as determined by UEI's book and records and (ii) solicit for hire or hire as a result of such solicitation, any key employee of Employer, except that Consultant may hire any such key employee so long as such hiring was made as a result of a general solicitation of employment through typical solicitation means, such as advertisements and the like, or such solicitation was initiated by such key employee; and

          (c) Consultant shall return to UEI either before or immediately upon the termination of this Agreement any and all written Confidential Information or Work Product, that constitutes, contains or relates to UEI's proprietary information, trade secrets and which relates to the UEI Business which is in Consultant's possession, custody and control, whether confidential or not, including any and all copies thereof which may have been made by or for Consultant. Consultant shall maintain no copies thereof after the termination of this Agreement.

8. PROTECTION OF CONFIDENTIAL INFORMATION. Consultant agrees with respect to any Confidential Information received by it from UEI:

          (a) to hold the Confidential Information in confidence and use it only for the purposes authorized by UEI;

          (b) to promptly return all Confidential Information received by Consultant, regardless of media or form, to UEI at the request of UEI and to retain no reproductions, copies, extracts or summaries of any Confidential Information; and

          (c) to promptly notify UEI if the Confidential Information is required to be disclosed pursuant to any court or government action.

9.   PROPRIETARY RIGHTS.

          (a) Consultant recognizes that UEI's organization, the UEI Business and UEI's relationships with customers, clients, perspective customers or clients and others having business dealings with UEI are and will be the sole property of UEI. UEI, however, likewise recognizes that Consultant may render services to customers, clients and prospective


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customers and clients of UEI that are not competitive with UEI, and that in those situations, such customers, clients and others having business dealings with Consultant will be the sole property of Consultant.

     (b) Consultant understands that all technologies, processes and research that was or is developed by UEI, or Consultant rendering Consulting Services to UEI with respect to the UEI Business is the sole property of UEI. Therefore, subject to subsection 9(c) below with respect to all Inventions and Work Product made or conceived by Consultant, whether or not during the hours of its consulting services conducted hereunder or with the use of UEI facilities, materials or personnel, either solely or jointly with others, during the term of this Agreement, and without royalty or any other consideration, Consultant hereby assigns all Inventions and Work Product to UEI and agrees to do the following:

          (i) Communicate to UEI promptly and fully all Inventions made or conceived by Consultant (whether made or conceived solely by Consultant or jointly with others) during the term of this Agreement that (1) relate to the business, work or investigations of UEI or of any companies that it owns or controls at the time the Inventions are created, (2) result from or are suggested by any work that Consultant has done or made for or on behalf of UEI, or (3) are developed, tested, improved or investigated either in part or entirely on time for which Consultant was paid by UEI or using any funds, equipment, laboratories or other facilities of UEI.

          (ii) Consultant shall without charge to UEI, at the request and expense of UEI, execute, acknowledge, and deliver any and all papers, including patent applications, and copyright applications, assignments, and applications for reissue, and do all other lawful acts, including the giving of testimony in proceedings in which Inventions may be involved or concerned, that UEI may consider necessary or proper to secure to UEI the fullest right to the Inventions and to patents and to copyright registrations in the United States and/or foreign countries covering the same, and to bring about the full protection of the same. Consultant agrees to perform the above-specified acts whether or not this Agreement is in force at the time UEI requests Consultant's performance.

          (iii) In the event UEI is unable for any reason whatsoever to secure Consultant's signature to any lawful and necessary documents required to apply for, or to prosecute, any United States or foreign applications for a patent or copyright registration, Consultant hereby irrevocably designates and appoints UEI and its duly authorized officers and agents as its agent and attorney in fact, to act for and, in its behalf, to execute and file any said application and to do all other lawfully-permitted acts to further the prosection and issuance of a patent or copyright registration based thereon. Consultant hereby waives and quitclaims to UEI any and all claims, of any nature whatsoever, that Consultant may now have or may hereafter have for infringement of any patent(s) or copyright registration(s) from any said application.


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          (c)  The foregoing notwithstanding, this Section 9 shall not apply to any inventions of Consultant for which no equipment, supplies, facility, Confidential Information or trade secret information of UEI was used and that was developed on Consultant's own time, unless (i) the invention directly involves (1) the UEI Business or (2) UEI's actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Consultant for UEI that relates directly to the UEI Business.

10.  INDEMNITY.

          (a) Consultant shall defend, indemnify and hold harmless UEI and its corporate affiliates from and against all losses, damages, expenses (including attorney's fees and costs), claims, suits and liabilities, whether based in contract or tort, to the extent that such losses, damages, expenses, claims, suits, and liabilities arise out of or in connection with
     (i) Consultant's negligent or intentional acts or omissions, or those of persons furnished by it, (ii) the failure of Consultant or any of its employees or contractors to fully comply with the terms of this Agreement, or (iii) assertions under Worker's Compensation or similar laws made by persons furnished by Consultant. UEI shall promptly notify Consultant of any written claim, loss, or demand for which Consultant is responsible under this Clause.

          (b) UEI shall defend, indemnify and hold harmless Consultant and its corporate affiliates from and against all losses, damages, expenses (including attorney's fees and costs), claims, suits and liabilities, whether based in contract or tort, to the extent that such losses, damages, expenses, claims, suits, and liabilities arise out of or in connection with
     (i) UEI's negligent or intentional acts or omissions, or those of persons furnished by it, (ii) the failure of UEI or any of its employees or contractors to fully comply with the terms of this Agreement, or (iii) demands, assertions and claims of all third parties and vendors rendering services to UEI even though arranged or coordinated by Consultant for UEI as part of the Consulting Services provided hereunder, provided that Consultant shall not engage any third party or vendor in violation of
     Section 17, the doing so shall render this indemnification as set forth in this subsection 10(b)(iii) null and void.

11.  TERMINATION.

          (a) This Agreement shall commence on the date hereof and shall terminate automatically at the end of the Term.

          (b) Notwithstanding the provisions of subsection 11(a) above, UEI shall have the right to terminate this Agreement by delivering to the Consultant written notice of termination in the event (i) of any attempted transfer or assignment by Consultant of (1) the entire Agreement or (2) any right or obligation of Consultant hereunder without the prior written consent of UEI, (ii) of the unavailability of Consultant as is required by Paragraph 4 herein, (iii) if Consultant violates any provision of this Agreement, or (iv) if C.J ceases being involved in the day to day activities of Consultant ("Termination Notice"). Consultant


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     shall have ten (10) working days to cure any default or breach of this
     Agreement, which must be specified in the Termination Notice.

          (c) Upon termination of this Agreement, Consultant shall return to UEI promptly and without charge any materials provided to the Consultant by UEI.

12. SURVIVAL. Subsections 7(a), 7(c), 9(b)(i), 9(b)(ii), 9(b)(iii) and 11(c) and Sections 8, 10, 13, 17, 23 and 26 shall survive the termination of this Agreement.

13. REMEDIES. Consultant acknowledges that the covenants and agreements that it has made in this Agreement are reasonable and are required for the reasonable protection of the UEI Business and its goodwill. UEI and its subsidiaries, successors and assigns will be entitled to seek specific performance by Consultant of Consultant's obligations hereunder and to seek to enjoin Consultant from engaging in any activity in violation hereof. UEI, Consultant and any of their respective subsidiaries, successors or assigns shall be entitled to recover all costs of successfully enforcing any provision of this Agreement, including reasonable attorneys' fees and costs of litigation and any interest.

14. PARTIAL INVALIDITY. The various covenants and provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations of the parties hereto. Should any covenant or provision of this Agreement be determined to be unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision or part thereof. If the scope of any covenant, provision or part thereof contained in this Agreement is too broad to permit enforcement to its full extent, this covenant, provision or part thereof shall be enforced to the maximum extent permitted by law, and the parties hereto hereby agree that such scope may be judicially modified accordingly.

15. ASSIGNMENT. Consultant agrees that this Agreement may be assigned by UEI in its entirety to any entity controlled by, or under direct or indirect common control with, UEI and to any entity to whom UEI sells its business or assets, and that upon any such assignment, such assignee shall acquire all of UEI's rights and obligations under this Agreement, including without limitation the right of assignment set out in this Section 15 provided, that such successor specifically assumes the obligations of UEI in writing in form and substance reasonably satisfactory to Consultant. The rights and obligations of Consultant hereunder may not be assigned or delegated without the prior written consent of UEI.

16. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

17. RELATIONSHIP OF THE PARTIES. None of the provisions of this Agreement shall be deemed to constitute an agency or employment relationship or partnership or joint venture between each of Consultant and UEI and neither Consultant nor UEI shall have any authority to bind the other in any way. Accordingly, the parties agree to the following:


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          (a)  Consultant shall not be required to participate actively in the day to day operations of UEI.

          (b) It is expressly understood that in furnishing the Consulting Services, neither Consultant nor any of its employees shall be an employee of UEI. Consultant shall act solely as an independent contractor. Accordingly UEI will not supervise or control the manner in which Consultant performs the Consulting Services.

          (c) Consultant shall be fully responsible and liable for all acts and omissions of Consultant's employees and agents. UEI shall be fully responsible and liable for all acts and omissions of UEI's employees and agents.

          (d) Neither Consultant nor any of its employees or agents shall make any representation that it, she or he is an agent or representative of UEI or is otherwise authorized to act for or on behalf of UEI and agrees not to create any obligation or to assume any responsibility for UEI or attempt to bind UEI in any manner whatsoever.

          (e) Consultant shall indemnify and hold UEI harmless with respect to any taxes, penalties or interest claimed by any taxing authority for failure to withhold any income taxes from the payments to Consultant provided for under this Agreement.

18. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered in person or by courier, or if sent by certified or registered mail (return receipt requested), postage prepaid; (b) upon dispatch if transmitted by telecopy or other means of facsimile, in any case to the parties at the following address(es) or telecopy number(s), as the case may be:

          If to Consultant:
               Jayne & Associates
               5 New Dawn
               Irvine, CA 92620
               Facsimile No.: (714) 734-7726
               Telephone No.: (714) 734-7725

               With a required copy to:

               Robert L. Young
               Law Offices of Robert L. Young
               Two Walnut Creek Center
               200 Pringle Avenue, Suite 340
               Facsimile No.: (925) 196-3399
               Telephone No.: (925) 906-9898


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          If to UEI:
               Paul D. Arling
               Chief Executive Officer
               Universal Electronics Inc.
               6101 Gateway Drive
               Cypress, California 90630
               Facsimile No.: (714) 820-1010
               Telephone No.: (714) 820-1000

               With a required copy to:

               Richard A. Firehammer, Jr.
               Sr. Vice President and General Counsel
               Universal Electronics Inc.
               8190 Carrington Place
               Bainbridge Township, Ohio 44023
               Facsimile No.: (440) 708-0721
               Telephone No.: (440) 708-0720

or to such address(es) or telecopy number(s) as any party may designate by written notice in the aforesaid manner.

19. NONEXCLUSIVITY. This Agreement does not grant to Consultant any exclusive right or privilege to provide Consulting Services to UEI of the type contemplated herein, and UEI reserves the right to contract with other parties for the procurement of comparable services.

20. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

21. ENTIRE UNDERSTANDING. This Agreement and the agreements referred to herein constitute the entire understanding between the parties hereto with regard to the subject matter hereof and shall not be changed, altered, modified or discharged, except in writing consented to by all parties.

22. BINDING EFFECT. This Agreement shall be binding upon the administrators, legal representatives, and successors and permitted assigns of Consultant and UEI.

23. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to that state's conflict of laws provisions.

24. COUNTERPARTS. This Agreement shall be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same agreement.


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25.  AUTHORITY. Each individual signing this Agreement warrants and represents that the individual has full power and proper authority to sign this Agreement and to bind the Party for which the individual purports to act.

26. VENUE AND JURISDICTION. The parties agree that all actions arising directly or indirectly as a result or in consequence of this Agreement, shall be instituted and litigated only in state and local courts in California, or the federal courts for the Southern District of California, and each of the parties hereby consents to the exclusive jurisdiction and venue of any such court, and waives any objection based on forum nonconveniens.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


CONSULTANT:                             UEI:

JAYNE & ASSOCIATES                      UNIVERSAL ELECTRONICS INC.


By: /s/ CAMILLE JAYNE   7-17-01         By: /s/ PAUL D. ARLING
   ----------------------------          ---------------------------------------
   Camille Jayne, President and          Paul D. Arling, Chief Executive Officer
      Chief Executive Officer


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